EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-180350 and 333-139819) of Northwest Natural Gas Company of our report dated June 28, 2012 relating to the financial statements of Northwest Natural Gas Company Retirement K Savings Plan, which appears in this Form 11-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
June 27, 2013